 Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. PT on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. PT on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  PACIFIC FINANCIAL CORPORATION C/O BROADRIDGE  P.O. BOX 1342  BRENTWOOD, NY 11717  T01210-TBD  For Against Abstain  ! ! !  ! ! !  PACIFIC FINANCIAL CORPORATION  EXHIBIT 99.1  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  The Board of Directors recommends you vote FOR proposals 1 and 2.  Approval of the Agreement and Plan of Merger, dated as of April 30, 2026, between Banner Corporation and Pacific Financial Corporation (the "merger proposal").  Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger proposal.  SCAN TO  VIEW MATERIALS & VOTE  

 T01211-TBD  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:  The Notice and Proxy Statement and Special Report Letter are available at www.proxyvote.com.  PACIFIC FINANCIAL CORPORATION  Special Meeting of Shareholders [ ], 2026, at [ ], Pacific Time  This proxy is solicited on behalf of the Board of Directors  Denise J. Portmann and Randy W. Rognlin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Shareholder Meeting of Pacific Financial Corporation to be held via Webcast on [ ] beginning at [ ], Pacific Time or at any and all adjournments thereof.  This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted "For" the proposals, and in the discretion of the proxies as to any other matters that may properly come before the meeting.  This proxy may be revoked at any time before it is voted. Revocation may be effected by (i) written notice addressed to Pacific Financial Corporation, Attn: Corporate Secretary, 1216 Skyview Dr., Aberdeen, Washington, 98520, (ii) a subsequently dated proxy, (iii) logging into proxyvote.com or calling 1-800-690-6903 and following the instructions, or (iv) participating in the Special Meeting and voting at the Special Meeting. No revocation will be effective until received by Pacific Financial Corporation at or prior to the Special Meeting. Such revocation will not affect a vote on any matters taken prior thereto. This proxy shall survive the disability of the undersigned.  The undersigned acknowledges receipt from Pacific Financial Corporation, prior to the execution of this proxy, of the Notice of Special Meeting of Shareholders dated [ ].  Continued and to be signed on reverse side